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                                                                      EXHIBIT 21


                         LIST OF SUBSIDIARY CORPORATIONS
                            ARKANSAS BEST CORPORATION


The Registrant owns and controls the following subsidiary corporations:
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                                                           JURISDICTION OF                % OF VOTING
             NAME                                          INCORPORATION                SECURITIES OWNED
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SUBSIDIARIES OF ARKANSAS BEST CORPORATION:
    ABF Freight System, Inc.                                  Delaware                          100
    Treadco, Inc.                                             Delaware                         45.7
    Transport Realty, Inc.                                    Arkansas                          100
    Data-Tronics Corp.                                        Arkansas                          100
    ABF Cartage, Inc.                                         Delaware                          100
    Land-Marine Cargo, Inc.                                   Puerto Rico                       100
    ABF Freight System Canada, Ltd.                           Canada                            100
    ABF Freight System de Mexico, Inc.                        Delaware                          100
    Agile Freight System, Inc.                                Delaware                          100
    Agricultural Express of America, Inc.                     Delaware                          100
    Clipper Exxpress Company                                  Delaware                          100
    G.I. Trucking Company                                     California                        100
    CaroTrans International, Inc.                             North Carolina                    100
    Motor Carrier Insurance, Ltd.                             Bermuda                           100
    FleetNet America, Inc.                                    North Carolina                    100

Subsidiary of ABF Freight System, Inc.:
    ABF Freight System (B.C.), Ltd.                           British Columbia                  100

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